Exhibit 99.1

Semtech Announces Third Quarter of Fiscal Year 2022 Results

CAMARILLO, Calif.--(BUSINESS WIRE)--December 1, 2021--Semtech Corporation (Nasdaq: SMTC), a leading supplier of high performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its third quarter of fiscal year 2022, which ended October 31, 2021.

Highlights for the Third Fiscal Quarter 2022

  Record net sales of $194.9 million, an increase of 5% sequentially and 27% year-over-year
  Record GAAP and non-GAAP gross margin of 63.5% and 63.8%, respectively
  Record GAAP and non-GAAP diluted earnings per share of $0.53 and $0.74, respectively
  Record Wireless and Sensing products group net sales driven by record LoRa® net sales
  Record Signal Integrity products group net sales driven by record 10G PON net sales
  Protection products group net sales increased 14% sequentially, led by record broad-based industrial net sales
  Record operating cash flow of $66.5 million or 34.1% of Q3 FY2022 net sales
  Repurchased 387,163 shares for $30.0 million during Q3 FY2022

Results on a GAAP basis for the Third Fiscal Quarter 2022

  Net sales were $194.9 million
  GAAP Gross margin was 63.5%
  GAAP SG&A expense was $47.6 million
  GAAP R&D expense was $37.3 million
  GAAP Operating margin was 19.2%
  GAAP Net income attributable to common stockholders was $34.4 million or $0.53 diluted earnings per share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for the Third Fiscal Quarter 2022 (see the list of non-GAAP financial measures and the reconciliation of these to the most comparable GAAP measures set forth in the tables below under "Supplemental Information: Reconciliation of GAAP to Non-GAAP Results")

  Non-GAAP Gross margin was 63.8%
  Non-GAAP SG&A expense was $34.2 million
  Non-GAAP R&D expense was $33.3 million
  Non-GAAP Operating margin was 29.2%
  Non-GAAP Net income attributable to common stockholders was $48.3 million or $0.74 diluted earnings per share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “Semtech delivered another strong quarter with new records for net sales, gross margin, operating income, diluted EPS and record operating cash flow. We remain pleased by the demand from the IoT and Infrastructure segments led by new record net sales by our LoRa, 10G PON and broad-based Protection platforms. We expect these secular trends to continue and that our broad customer relationships, diverse markets and innovative slate of new product introductions should enable the Company to deliver record FY2022 results, and provide the path to achieve our long-term net sales goal of $1 billion."

Fourth Fiscal Quarter 2022 Outlook

Both the GAAP and non-GAAP fourth fiscal quarter 2022 outlook below take into account, based on the Company's current estimates, the uncertain, but potential negative impact to the Company of the ongoing supply chain constraints and any associated disruptions and COVID-19 pandemic on the Company's business operations, net sales and operating results, as well as export restrictions. The Company is unable to predict the full impact such challenges may have on its future results of operations.

GAAP Fourth Fiscal Quarter 2022 Outlook

  Net sales are expected to be in the range of $184.0 million to $194.0 million
  GAAP Gross margin is expected to be in the range of 63.1% to 64.1%
  GAAP SG&A expense is expected to be in the range of $44.0 million to $45.0 million
  GAAP R&D expense is expected to be in the range of $36.6 million to $37.6 million
  GAAP Intangible amortization expense is expected to be approximately $1.0 million
  GAAP Interest and other expense, net is expected to be approximately $1.5 million
  GAAP Effective tax rate is expected to be in the range of 16% to 18%
  GAAP Diluted earnings per share are expected to be in the range of $0.42 to $0.50
  Fully-diluted share count is expected to be approximately 65.5 million shares
  Share-based compensation is expected to be approximately $14.4 million, categorized as follows: $0.8 million cost of sales, $9.5 million SG&A, and $4.1 million R&D
  Capital expenditures are expected to be approximately $9.5 million
  Depreciation expense is expected to be approximately $6.8 million

Non-GAAP Fourth Fiscal Quarter 2022 Outlook (see the list of non-GAAP financial measures and the reconciliation of these to the most comparable GAAP measures set forth in the tables below under "Reconciliation of GAAP to Non-GAAP Outlook")

  Non-GAAP Gross margin is expected to be in the range of 63.5% to 64.5%
  Non-GAAP SG&A expense is expected to be in the range of $34.0 million to $35.0 million
  Non-GAAP R&D expense is expected to be in the range of $32.5 million to $33.5 million
  Non-GAAP normalized tax rate for FY2022 is expected to be approximately 13%
  Non-GAAP Diluted earnings per share are expected to be in the range of $0.65 to $0.73

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its third fiscal quarter 2022 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Investor News.” A replay of the call will be available through December 29, 2021 at the same website or by calling (877) 660-6853 and entering conference ID 13716894.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a presentation of select non-GAAP financial measures. The Company’s non-GAAP measures of gross margin, SG&A expense, R&D expense, operating margin, net income attributable to common stockholders, diluted earnings per share and normalized tax rate exclude the following items, if any:

  Share-based compensation
  Amortization of purchased intangibles, impairments and credit loss reserves
  Restructuring, transaction and other acquisition or disposition-related gains or losses
  Litigation expenses or dispute settlement charges or gains
  Cumulative other reserves associated with historical activity including environmental and pension
  Equity in net gains or losses of equity method investments
  Loss on early extinguishment of debt
  Interest income from debt investments
  Changes in the fair value of contingent earn-out obligations

To provide additional insight into the Company's fourth quarter outlook, this release also includes a presentation of forward-looking non-GAAP financial measures. Management believes that the presentation of these non-GAAP measures provide useful information to investors regarding the Company’s financial condition and results of operations. These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations, or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which the Company may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP financial measures to their most comparable GAAP measures for the second and third quarters of fiscal year 2022 and the third quarter of fiscal year 2021, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP normalized tax rate) to their most comparable GAAP measures for the fourth quarter of fiscal year 2022. Beginning with fiscal year 2022, the Company adopted a full-year, normalized tax rate for the computation of the non-GAAP income tax provision in order to provide better comparability across the interim reporting periods by reducing the quarterly variability in non-GAAP tax rates that can occur throughout the year. In estimating the full-year non-GAAP normalized tax rate, the Company utilized a full-year financial projection that considers multiple factors such as changes to the Company’s current operating structure, existing positions in various tax jurisdictions, the effect of key tax law changes, and other significant tax matters to the extent they are applicable to the full fiscal year financial projection. In addition to the adjustments described above, this normalized tax rate excludes the impact of share-based awards and the amortization of acquisition-related intangible assets. For fiscal year 2022, the Company’s projected non-GAAP normalized tax rate is 13% and will be applied to each quarter of fiscal year 2022. The Company’s non-GAAP normalized tax rate on non-GAAP net income may be adjusted during the year to account for events or trends that the Company believes materially impact the original annual non-GAAP normalized tax rate including, but not limited to, significant changes resulting from tax legislation, acquisitions, entity structures or operational changes and other significant events. The Company is unable to include a reconciliation of the forward-looking measure of the non-GAAP normalized tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the impact of share-based awards that are excluded from this non-GAAP measure. The Company expects the variability of the above charges to have a potentially significant impact on its GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the fourth quarter of fiscal year 2022 outlook and our expectations for growth momentum and record financial results for our fiscal year 2022; the potential for a negative impact associated with the current supply chain constraints and any associated disruptions; the potential for a negative impact of the COVID-19 pandemic on global economic conditions and on the Company's business operations, net sales and operating results; the Company’s expectations concerning the negative impact on the Company’s results of operations from its inability to ship certain products and provide certain support services due to the export restrictions including export restrictions with respect to Huawei and certain of its affiliates and other entities identified by the U.S. government; future operational performance; the anticipated impact of specific items on future earnings; and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the uncertainty surrounding the impact and duration of supply chain constraints and any associated disruptions; the uncertainty surrounding the impact and duration of the COVID-19 pandemic on global economic conditions and on the Company's business and results of operations, including as a result of any regulatory vaccine mandate on our workforce, which could result in increased labor attrition and disruption, as well as difficulty securing future labor needs; export restrictions and laws affecting the Company's trade and investments including with respect to Huawei and certain of its affiliates and other entities identified by the U.S. government, and tariffs or the occurrence of trade wars; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreased average selling prices of the Company’s products; the Company’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; the Company’s ability to forecast its annual non-GAAP normalized tax rate due to material changes that could occur during the fiscal year, which could include, but are not limited to, significant changes resulting from tax legislation, acquisitions, entity structures or operational changes and other significant events; and the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, including impacts arising from Asian, European and global economic dynamics. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2021, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading global supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for infrastructure, high-end consumer, and industrial end markets. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks or service marks, and Tri-Edge is a trademark or service mark, of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	October 31, 2021	August 1, 2021	October 25, 2020	October 31, 2021	October 25, 2020
	Q322	Q222	Q321	Q322	Q321
Net sales	$194,932	$185,004	$154,082	$550,308	$430,444
Cost of sales	71,243	69,572	60,021	206,326	167,371
Gross profit	123,689	115,432	94,061	343,982	263,073
Operating costs and expenses:
Selling, general and administrative	47,621	41,977	42,891	128,402	115,746
Product development and engineering	37,346	35,497	27,890	109,633	84,696
Intangible amortization	1,298	1,298	1,798	3,894	6,658
Changes in the fair value of contingent earn-out obligations	—	—	—	—	(33)
Total operating costs and expenses	86,265	78,772	72,579	241,929	207,067
Operating income	37,424	36,660	21,482	102,053	56,006
Interest expense	(1,233)	(1,185)	(1,008)	(3,617)	(3,819)
Non-operating income (expense), net	105	213	(236)	412	11
Investment impairments and credit loss reserves	(216)	(468)	(335)	(930)	(5,450)
Income before taxes and equity in net gains of equity method investments	36,080	35,220	19,903	97,918	46,748
Provision for taxes	3,018	2,963	1,580	9,179	2,523
Net income before equity in net gains of equity method investments	33,062	32,257	18,323	88,739	44,225
Equity in net gains of equity method investments	1,363	674	159	2,115	11
Net income	34,425	32,931	18,482	90,854	44,236
Net loss attributable to noncontrolling interest	(2)	(2)	(5)	(6)	(11)
Net income attributable to common stockholders	$34,427	$32,933	$18,487	$90,860	$44,247

Earnings per share:
Basic	$0.53	$0.51	$0.28	$1.40	$0.68
Diluted	$0.53	$0.50	$0.28	$1.38	$0.67

Weighted average number of shares used in computing earnings per share:
Basic	64,546	64,721	65,136	64,786	65,270
Diluted	65,299	65,584	65,967	65,664	66,050

SEMTECH CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)

	October 31, 2021	January 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$276,599	$268,891
Accounts receivable, net	74,313	70,433
Inventories	105,159	87,494
Prepaid taxes	11,738	22,083
Other current assets	28,548	25,827
Total current assets	496,357	474,728
Non-current assets:
Property, plant and equipment, net	130,734	130,934
Deferred tax assets	26,928	25,483
Goodwill	351,141	351,141
Other intangible assets, net	7,852	11,746
Other assets	108,288	88,070
Total assets	$1,121,300	$1,082,102

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$46,426	$50,189
Accrued liabilities	77,483	59,384
Total current liabilities	123,909	109,573
Non-current liabilities:
Deferred tax liabilities	1,127	976
Long term debt	175,556	179,195
Other long-term liabilities	102,310	93,405
Stockholders’ equity	718,194	698,743
Noncontrolling interest	204	210
Total liabilities & equity	$1,121,300	$1,082,102

SEMTECH CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION (in thousands) (unaudited)

	Nine Months Ended
	October 31, 2021	October 25, 2020
Net income	$90,854	$44,236

Net cash provided by operations	152,137	91,676
Net cash used in investing activities	(29,831)	(32,399)
Net cash used in financing activities	(114,598)	(90,330)
Net increase (decrease) in cash and cash equivalents	7,708	(31,053)
Cash and cash equivalents at beginning of period	268,891	293,324
Cash and cash equivalents at end of period	$276,599	$262,271

	Three Months Ended
	October 31, 2021	August 1, 2021	October 25, 2020
	Q322	Q222	Q321
Free Cash Flow:
Cash Flow from Operations	$66,538	$53,014	$28,377
Net Capital Expenditures	(5,349)	(6,972)	(7,168)
Free Cash Flow	$61,189	$46,042	$21,209

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (in thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	October 31, 2021	August 1, 2021	October 25, 2020	October 31, 2021	October 25, 2020
	Q322	Q222	Q321	Q322	Q321
Gross Margin–GAAP	63.5%	62.4%	61.0%	62.5%	61.1%
Share-based compensation	0.3%	0.3%	0.5%	0.4%	0.4%
Adjusted Gross Margin (Non-GAAP)	63.8%	62.7%	61.5%	62.9%	61.5%

	Three Months Ended			Nine Months Ended
	October 31, 2021	August 1, 2021	October 25, 2020	October 31, 2021	October 25, 2020
	Q322	Q222	Q321	Q322	Q321
Selling, general and administrative–GAAP	$47,621	$41,977	$42,891	$128,402	$115,746
Share-based compensation	(12,528)	(7,098)	(9,404)	(26,985)	(24,864)
Transaction and integration related	(460)	(101)	(292)	(384)	(626)
Restructuring and other reserves	—	(16)	—	(16)	(502)
Litigation cost, net of recoveries	(434)	(560)	(558)	(1,534)	(809)
Adjusted selling, general and administrative (Non-GAAP)	$34,199	$34,202	$32,637	$99,483	$88,945

	Three Months Ended			Nine Months Ended
	October 31, 2021	August 1, 2021	October 25, 2020	October 31, 2021	October 25, 2020
	Q322	Q222	Q321	Q322	Q321
Product development and engineering–GAAP	$37,346	$35,497	$27,890	$109,633	$84,696
Share-based compensation	(4,070)	(3,768)	(3,480)	(11,600)	(9,505)
Transaction and integration related	—	—	—	—	87
Adjusted product development and engineering (Non-GAAP)	$33,276	$31,729	$24,410	$98,033	$75,278

	Three Months Ended			Nine Months Ended
	October 31, 2021	August 1, 2021	October 25, 2020	October 31, 2021	October 25, 2020
	Q322	Q222	Q321	Q322	Q321
Operating Margin–GAAP	19.2%	19.8%	13.9%	18.5%	13.0%
Share-based compensation	8.9%	6.2%	8.8%	7.4%	8.4%
Intangible amortization	0.7%	0.7%	1.2%	0.7%	1.5%
Transaction and integration related	0.2%	0.1%	0.1%	0.1%	0.2%
Restructuring and other reserves	—%	—%	—%	—%	0.1%
Litigation cost, net of recoveries	0.2%	0.3%	0.4%	0.3%	0.2%
Adjusted Operating Margin (Non-GAAP)	29.2%	27.1%	24.4%	27.0%	23.4%

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED) (in thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	October 31, 2021	August 1, 2021	October 25, 2020	October 31, 2021	October 25, 2020
	Q322	Q222	Q321	Q322	Q321
GAAP net income attributable to common stockholders	$34,427	$32,933	$18,487	$90,860	$44,247
Adjustments to GAAP net income attributable to common stockholders:
Share-based compensation	17,341	11,517	13,538	40,697	36,103
Intangible amortization	1,298	1,298	1,798	3,894	6,658
Transaction and integration related	460	101	292	384	539
Restructuring and other reserves	—	16	—	16	502
Litigation cost, net of recoveries	434	560	558	1,534	809
Changes in the fair value of contingent earn-out obligations	—	—	—	—	(33)
Investment (gains) losses, reserves and impairments, net	(96)	44	61	(136)	4,420
Total Non-GAAP adjustments before taxes	19,437	13,536	16,247	46,389	48,998
Associated tax effect	(4,199)	(3,375)	(3,763)	(9,580)	(11,183)
Equity in net gains of equity method investments	(1,363)	(674)	(159)	(2,115)	(11)
Total of supplemental information, net of taxes	13,875	9,487	12,325	34,694	37,804
Non-GAAP net income attributable to common stockholders	$48,302	$42,420	$30,812	$125,554	$82,051

GAAP diluted earnings per share	$0.53	$0.50	$0.28	$1.38	$0.67
Adjustments per above	0.21	0.15	0.19	0.53	0.57
Non-GAAP diluted earnings per share	$0.74	$0.65	$0.47	$1.91	$1.24

SEMTECH CORPORATION RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK Fourth Quarter of Fiscal Year 2022 Outlook (in millions, except per share data)

	Q4 FY22 Outlook
	January 30, 2022
	Low	High
Gross Margin–GAAP	63.1%	64.1%
Share-based compensation	0.4%	0.4%
Adjusted Gross Margin (Non-GAAP)	63.5%	64.5%

	Low	High
Selling, general and administrative–GAAP	$44.0	$45.0
Share-based compensation	(9.5)	(9.5)
Transaction and integration related	(0.5)	(0.5)
Adjusted selling, general and administrative (Non-GAAP)	$34.0	$35.0

	Low	High
Product development and engineering–GAAP	$36.6	$37.6
Share-based compensation	(4.1)	(4.1)
Adjusted product development and engineering (Non-GAAP)	$32.5	$33.5

	Low	High
Diluted earnings per share–GAAP	$0.42	$0.50
Share-based compensation	0.22	0.22
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.02	0.02
Associated tax effect	(0.02)	(0.02)
Adjusted diluted earnings per share (Non-GAAP)	$0.65	$0.73

Contacts

Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com